PHILADELPHIA CONSOLIDATED HOLDING CORP.
FOURTH QUARTER RESULTS
DECEMBER 31, 2004

FEBRUARY 11, 2005 PRESS RELEASE

Bala Cynwyd, PA – Philadelphia Consolidated Holding Corp. (PHLY-NASDAQ) today reported net income for the quarter ended December 31, 2004 increased 58.0% to $32.4 million ($1.38 diluted and $1.45 basic earnings per share) from $20.5 million ($0.89 diluted and $0.93 basic earnings per share) for the same period in 2003. Net income for the quarter ended December 31, 2004 included $0.1 million ($0.00 diluted loss per share) of after-tax net realized investment losses from $1.4 million ($0.06 diluted gain per share) of after-tax net realized investment gains for the same quarter in 2003. Gross written premiums increased 25.9% to $271.1 million from $215.4 million in the fourth quarter of 2003, and the combined ratio for the quarter was 83.0% vs. 89.1% for the same quarter in 2003.

Financial results for the fourth quarter of 2004 included:

•	The following change in losses and reinsurance premium expense due to revised estimates of gross losses attributable to Hurricanes Charley, Frances, Ivan and Jeanne, as previously announced in the Company’s January 25, 2005 press release:

•	$8.3 million pretax ($5.4 million after-tax, or $0.23 diluted loss per share) increase in net reserves for loss and loss adjustment expenses, due to a higher loss estimate for Hurricane Frances, which, when combined with the aggregate loss estimates for Hurricanes Charley and Jeanne resulted in catastrophe losses exceeding the coverage limit available on a loss layer of the Company’s catastrophe reinsurance program by $8.3 million;

•	$1.5 million pretax ($1.0 million after-tax, or $0.04 diluted earnings per share) reduction in reinstatement premium expense and accelerated reinsurance premium expense as a result of the revised gross hurricane loss estimates and a change in the distribution of losses by storm;

•	A $3.8 million pretax ($2.5 million after-tax, or $0.11 after-tax diluted loss per share) increase in net reserves for loss and loss adjustment expenses, primarily for the commercial excess automobile lines of business, principally in accident years 2002 and 2001.

Financial results for the fourth quarter of 2003 included:

•	A $5.8 million pretax charge ($3.8 million after-tax, or $0.16 after-tax diluted loss per share) to increase gross and net reserves for loss and loss adjustment expenses for residual value policies;

Press Release
February 11, 2005

•	A $7.5 million pretax charge ($4.9 million after-tax, or $0.21 after-tax diluted loss per share) to increase net reserves for loss and loss adjustment expenses, primarily for claims made professional liability and commercial automobile lines of business in prior accident years.

Net income for the year ended December 31, 2004 increased 34.6% to $83.7 million ($3.59 diluted earnings per share and $3.78 basic earnings per share) from $62.2 million ($2.74 diluted earnings per share and $2.84 basic earnings per share) for the year ended December 31, 2003. Net income for the years ended December 31, 2004 and December 31, 2003 each included $0.5 million ($0.02 diluted earnings per share) of net after-tax investment gains. Gross written premiums increased 29.3% to $1,171.3 million from $906.0 million for the year ended December 31, 2003 and the combined ratio for the year was 89.6% from 90.9% The Company’s book value per share at December 31, 2004 was $28.92.

Financial results for the year 2004 included:

•	$46.7 million pretax, net of reinsurance, ($30.4 million after-tax, or $1.30 diluted loss per share) hurricane catastrophe losses as a result of Hurricanes Charley, Frances, Ivan and Jeanne;

•	$26.0 million pretax ($16.9 million after-tax, or $0.73 diluted loss per share) of reinstatement premium expense and accelerated reinsurance premium expense due to the utilization of certain catastrophe reinsurance coverages as a result of the above mentioned multiple hurricane events;

•	An increase in the loss ratios for certain prior accident years resulting in a $28.9 million pretax ($18.8 million after-tax, or $0.81 diluted loss per share) increase in loss reserves.

Financial results for the year 2003 included:

•	A $38.8 million pretax charge ($25.2 million after-tax, or $1.12 after-tax diluted loss per share) to increase the gross and net liability for loss and loss adjustment expense reserves for the discontinued automobile leasing residual value product;

•	A $9.0 million pretax benefit ($5.9 million after-tax, or $0.26 after-tax diluted earnings per share) from favorable prior year development principally in the property line of the commercial package product;

•	A $7.5 million pretax charge ($4.9 million after-tax, or $0.22 after-tax diluted loss per share) to increase net reserves for loss and loss adjustment expenses primarily for claims made professional liability and commercial automobile lines of business in prior accident years;

James J. Maguire, Jr. CEO said, “I am pleased with the continued profitable top line growth in core operations, achieved as a result of executing on our clearly defined business processes and adhering to our core covenants of disciplined underwriting and aggressive marketing. Renewal retention has remained high, and although pricing levels have declined from the start of the year, rates continue to be adequate for all lines of new business. We have broadened our product offerings and expanded our distribution platform among independent agents and brokers, both of which should help to sustain our profitable growth into 2005.”

Press Release
February 11, 2005

Forward-Looking Information

This release may contain forward-looking statements that are based on management’s estimates, assumptions and projections. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company provides the following cautionary remarks regarding important factors which, among others, could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, results of the Company’s business, and the other matters referred to above include, but are not limited to: (i) changes in the business environment in which the Company operates, including inflation and interest rates; (ii) changes in taxes, governmental laws, and regulations; (iii) competitive product and pricing activity; (iv) difficulties of managing growth profitably; (v) claims development and the adequacy of our liability for unpaid loss and loss adjustment expenses; (vi) severity of natural disasters and other catastrophe losses; (vii) adequacy of reinsurance coverage which may be obtained by the Company; (viii) ability and willingness of our reinsurers to pay; and (ix) future terrorist attacks. The Company does not intend to publicly update any forward looking statement, except as may be required by law.

Philadelphia Insurance Companies is a specialty niche Company which markets and underwrites property and casualty insurance products through 36 proprietary underwriting offices across the U.S. of A. For more information about our Company or to review our 2003 annual report, visit our web site at www.phly.com.

PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	As of December 31,
	2004	2003
ASSETS
INVESTMENTS:
FIXED MATURITIES AVAILABLE FOR SALE AT MARKET (AMORTIZED COST $1,287,094 AND $1,066,523)	$1,299,704	$1,081,694
EQUITY SECURITIES AT MARKET (COST $110,601 AND $79,813)	128,447	90,358

TOTAL INVESTMENTS	1,428,151	1,172,052

CASH AND CASH EQUIVALENTS	195,496	73,942
ACCRUED INVESTMENT INCOME	13,475	11,008
PREMIUMS RECEIVABLE	229,502	179,509
PREPAID REINSURANCE PREMIUMS AND REINSURANCE RECEIVABLES	429,850	292,157
DEFERRED INCOME TAXES	14,396	18,147
DEFERRED ACQUISITION COSTS	91,647	56,288
PROPERTY AND EQUIPMENT, NET	21,281	16,821
GOODWILL	25,724	25,724
OTHER ASSETS	36,134	25,293

TOTAL ASSETS	$2,485,656	$1,870,941

LIABILITIES AND SHAREHOLDERS’ EQUITY
POLICY LIABILITIES AND ACCRUALS:
UNPAID LOSS AND LOSS ADJUSTMENT EXPENSES	$996,667	$627,086
UNEARNED PREMIUMS	531,849	422,589

TOTAL POLICY LIABILITIES AND ACCRUALS	1,528,516	1,049,675
FUNDS HELD PAYABLE TO REINSURER	131,119	110,011
LOANS PAYABLE	33,406	48,482
PREMIUMS PAYABLE	48,111	35,044
OTHER LIABILITIES	100,347	82,083

TOTAL LIABILITIES	1,841,499	1,325,295

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
PREFERRED STOCK, $.01 PAR VALUE, 10,000,000 SHARES AUTHORIZED, NONE ISSUED AND OUTSTANDING COMMON STOCK, NO PAR VALUE, 100,000,000 SHARES AUTHORIZED, 22,273,917 AND 22,007,552 SHARES ISSUED AND OUTSTANDING	292,856	281,088
NOTES RECEIVABLE FROM SHAREHOLDERS	(5,465)	(5,444)
ACCUMULATED OTHER COMPREHENSIVE INCOME	19,796	16,715
RETAINED EARNINGS	336,970	253,287

TOTAL SHAREHOLDERS’ EQUITY	644,157	545,646

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,485,656	$1,870,941

PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	For the Three Months		For the Years
	Ended December 31,		Ended December 31,
	2004	2003	2004	2003
REVENUE:
NET EARNED PREMIUMS	$221,418	$156,131	$770,248	$574,518
NET INVESTMENT INCOME	11,821	10,458	43,490	38,806
NET REALIZED INVESTMENT GAIN (LOSS)	(224)	2,103	761	794
OTHER INCOME	1,427	1,830	4,357	5,519

TOTAL REVENUE	234,442	170,522	818,856	619,637

LOSSES AND EXPENSES:
LOSS AND LOSS ADJUSTMENT EXPENSES	205,172	141,524	1,232,645	469,547
NET REINSURANCE RECOVERIES	(80,386)	(45,138)	(756,530)	(110,370)

NET LOSS AND LOSS ADJUSTMENT EXPENSES	124,786	96,386	476,115	359,177
ACQUISITION COSTS AND OTHER UNDERWRITING EXPENSES	58,880	42,792	214,369	162,912
OTHER OPERATING EXPENSES	3,354	1,848	9,439	7,822

TOTAL LOSSES AND EXPENSES	187,020	141,026	699,923	529,911

INCOME BEFORE INCOME TAXES	47,422	29,496	118,933	89,726

INCOME TAX EXPENSE (BENEFIT):
CURRENT	8,936	13,038	33,158	38,430
DEFERRED	6,135	(4,059)	2,092	(10,891)

TOTAL INCOME TAX EXPENSE	15,071	8,979	35,250	27,539

NET INCOME	$32,351	$20,517	$83,683	$62,187

PER AVERAGE SHARE DATA:
BASIC EARNINGS PER SHARE	$1.45	$0.93	$3.78	$2.84

DILUTED EARNINGS PER SHARE	$1.38	$0.89	$3.59	$2.74

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING	22,257,090	21,994,960	22,154,820	21,908,788
WEIGHTED-AVERAGE SHARE EQUIVALENTS OUTSTANDING	1,258,771	981,017	1,152,033	751,600

WEIGHTED-AVERAGE SHARES AND SHARE EQUIVALENTS OUTSTANDING	23,515,861	22,975,977	23,306,853	22,660,388